SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2012

COLOMBIA ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position, potential growth opportunities, potential operating performance improvements, ability to retain and recruit personnel, the effects of competition, the effects of future legislation or regulations, and other risks in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 8.01 Other Events.

As previously disclosed on August 26, 2011 the Company entered into an agreement on August 22, 2011, to purchase a 70% working interest in four coal mining concessions known as the Ruku Mining Complex (“Ruku”) located in the Republic of Colombia from Hawerd Milton Cubides Botia. These concessions cover approximately 3,459 acres. On October 19, 2011, the agreement was amended to allow full operating control by the Company. This was the date the acquisition was deemed complete. At that time the Company began operations which included creating a safer working environment for our employees.

On February 17, 2012 vandalism occurred that damaged some of the surface facilities at Ruku.  None of our employees or contractors were injured, but as a precaution, we have temporarily ceased production while the company assesses the damage and completes the necessary repairs.  All the affected assets at the mine site were insured. CERX is working closely with Colombian Federal and State law enforcement agencies investigating this situation. Management expects that operations can resume shortly. Production prior to the incident was minimal during the mine start-up phase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Energy Resources, Inc.

Date: February 24, 2012	By:	/s/ Ronald G. Stovash
Ronald G. Stovash, Chief Executive Officer